UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2022

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $5.00 per share	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

On March 2, 2022, the board of directors (“Board”) of Biofrontera Inc. (the “Company”) voted to increase the size of the Board from four directors to five directors and appointed Kevin D. Weber to fill the vacancy resulting from such increase. Mr. Weber will serve as a Class II Director to hold office for a term expiring at the annual meeting of the Company’s stockholders for fiscal year 2023. Mr. Weber’s term as director began upon his appointment at the March 2, 2022 meeting. Mr. Weber does not currently serve on any committees of the Board.

Mr. Weber has not been involved in any related party transaction within the meaning of Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended and required to be disclosed herein.

Mr. Weber’s compensation will be as provided under the Company’s non-employee director compensation policy. Mr. Weber will receive a $35,000 annual retainer for his service as a director, which will be pro-rated for the remainder of the calendar year 2022. If he is appointed to one or more Board committees, he would receive an additional annual retainer.

Amendment to Lübbert Employment Agreement

On March 2, 2022, Hermann Lübbert and the Company entered into an amendment (the “Amendment”) to his employee agreement. The amendment is effective as of December 15, 2021 and the key terms of the Amendment are summarized below:

Effective Date. Prof. Dr. Lübbert’s employment agreement was amended to remove the conditions for its effectiveness and replaced them with an effective date of December 15, 2021.

Performance. The employment agreement was amended such that Prof. Dr. Lübbert agrees to devote 100% of his working capacity to his duties as the Company’s Executive Chairman.

Compensation. Under the Amendment, Prof. Dr. Lübbert’s base salary will be $468,500 and he will be eligible to receivea cash bonus of up to 65% of his base salary upon the attainment of performance goals set in advance by the Board. The actual amount of any bonus shall depend upon the level of achievement of set targets, however no bonus shall be paid if the level of target achievement is below 70%.

To the extent that it is not modified by the Amendment, Prof. Dr. Lübbert’s Amended Employment Agreement, which was previously filed with the Securities and Exchange Commission, remains in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits.

10.1	Amendment to Amended Employment Agreement effective as December 15, 2021 and dated March 2, 2022 — Herman Lübbert
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2022	Biofrontera Inc.
(Date)	(Registrant)

/s/ Daniel Hakansson
Daniel Hakansson
Corporate Counsel